UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2006

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

Michael C. Smith Change of Control Agreement

On March 13, 2006, Marshall & Ilsley Corporation (the “Company”) entered into a Change of Control Agreement (the “Change of Control Agreement”) with Michael C. Smith, Senior Vice President and Corporate Treasurer of the Company.

The Change of Control Agreement guarantees Mr. Smith specific payments and benefits upon a termination of his employment as a result of a change of control of the Company.  If a change of control occurs, the contract becomes effective and continues for a term of two years.  The employment term renews on a daily basis until the Company gives notice to terminate the daily renewal.

The Change of Control Agreement provides for specified benefits after a change of control if Mr. Smith voluntarily terminates for “good reason” or is involuntarily terminated other than for “cause” (as such terms are defined in the Change of Control Agreement).  Upon a termination, Mr. Smith is entitled to (a) a lump sum payment equal to two times the sum of his current base salary plus the higher of his bonus for the last year or his average bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, (c) a lump sum payment equal to the retirement benefits lost as a result of not having been employed for the remaining contract term, (d) health and other benefits for the remaining contract term, and (e) payments for certain other fringe benefits.  In the event of a termination of employment as a result of his death, Mr. Smith’s beneficiary is entitled to six months of his base salary.  No additional benefits are guaranteed under the contract upon Mr. Smith’s disability or termination of employment by the Company for cause.

The Change of Control Agreement further provides that upon a change of control most restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, restricted stock, options, stock appreciation rights, or other property rights of the Company granted to Mr. Smith will lapse, and such awards will become fully vested, except in certain circumstances.  In addition, the Change of Control Agreement provides that, upon certain events following a change of control, Mr. Smith’s options will remain exercisable for the lesser of (a) the remainder of their respective terms or (b) one year after Mr. Smith’s death.

The Change of Control Agreement also provides for “gross-up” payments in the event payments to Mr. Smith under the Change of Control Agreement are subject to the excise tax (the “Excise Tax”) provided for under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar federal, state or local tax which may be imposed, in an amount such that the net amount retained by Mr. Smith, after deduction of any Excise Tax on the payments and any federal, state and local income tax and Excise Tax on the gross-up payment, will be equal to the payments then due.

John M. Presley Letter Agreement

On March 14, 2006, the Company entered into a letter agreement (the “Presley Letter Agreement”) with John M. Presley, Senior Vice President and Chief Financial Officer of the Company, in connection with Mr. Presley’s previously disclosed resignation from his employment with the Company.  Pursuant to the Presley Letter Agreement, the Company will transfer Mr. Presley’s company car to him (with Mr. Presley to be responsible for all income and employment taxes associated with the transfer), and Mr. Presley will be provided Company-subsidized health and dental insurance until such time as he is eligible to obtain coverage from his new employer.  In exchange for such benefits, Mr. Presley agreed to release the Company from any claims relating to his employment with the Company (other than obligations of the Company under the Presley Letter Agreement or under Company benefit plans).

Malcolm M. Aslin Agreements

On March 14, 2006, Malcolm M. Aslin, Chief Executive Officer of Gold Banc Corporation, Inc. (“Gold Banc”), entered into a letter agreement (the “Aslin Letter Agreement”) with the Company and a Consulting Agreement (the “Consulting Agreement”) with M&I Marshall & Ilsley Bank (“M&I Bank”).  Both the Aslin Letter Agreement and the Consulting Agreement are contingent upon the completion of the merger between the Company and Gold Banc (the “Merger”).  Assuming the Merger is completed, in 2006, Mr. Aslin will receive $1,325,549 pursuant to a change of control agreement and related payments.  The term of the Consulting Agreement begins on the date of the Merger and continues until the earlier of (1) the termination of the Consulting Agreement by Mr. Aslin or M&I Bank with 90 days’ notice or (2) Mr. Aslin’s death or disability.  In no event will M&I Bank terminate the Consulting Agreement prior to the first anniversary of the Merger.  Mr. Aslin’s duties under the Consulting Agreement include continuing to cultivate both business development and expansion opportunities for the Company, Gold Banc and their subsidiaries in certain designated markets.  As compensation therefor, Mr. Aslin will be paid a consulting fee of $10,000 per month, he and his spouse will receive subsidized health insurance coverage to the same extent as full-time Company employees, and his membership dues for country clubs in Kansas and Florida and two luncheon clubs in Kansas City will be paid during the term of the consulting agreement.  Mr. Aslin also agreed to covenants regarding confidentiality, non-competition and non-solicitation of customers and employees for the term of the Consulting Agreement.

The foregoing descriptions of the Change of Control Agreement, the Presley Letter Agreement, the Aslin Letter Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Change of Control Agreement dated March 13, 2006 between Marshall & Ilsley Corporation and Michael E. Smith

10.2	Letter Agreement dated March 14, 2006 between Marshall & Ilsley Corporation and John M. Presley

10.3	Letter Agreement dated as of March 1, 2006 between Marshall & Ilsley Corporation and Malcolm M. Aslin

10.4	Consulting Agreement between M&I Marshall & Ilsley Bank and Malcolm M. Aslin, effective as of March 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2006	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Agreement dated March 13, 2006 between Marshall & Ilsley Corporation and Michael E. Smith

10.2	Letter Agreement dated March 14, 2006 between Marshall & Ilsley Corporation and John M. Presley

10.3	Letter Agreement dated as of March 1, 2006 between Marshall & Ilsley Corporation and Malcolm M. Aslin

10.4	Consulting Agreement between M&I Marshall & Ilsley Bank and Malcolm M. Aslin, effective as of March 1, 2006